UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

January 17, 2014          (January 14, 2014)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-09228	13-2698053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code

      (973) 461-5200

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2014, John W. Roblin, the Chairman of the Board of Directors (the “Board”) of Cover-All Technologies Inc. (the “Company”), notified the Company and the Board that he was resigning from his positions as the Chairman and a member of the Board, effective January 16, 2014.  Mr. Roblin had served as the Chairman of the Board since February 2001 and a member of the Board since March 2000.  Mr. Roblin did not note any disagreement with the Company on any matter.

On January 14, 2014, the Board appointed Earl Gallegos to serve as the Chairman of the Board, effective January 16, 2014.  Mr. Gallegos has served as a member of the Board since 1997.  Mr. Gallegos currently serves as a member of the Board’s Audit Committee (on which he is the audit committee financial expert), Compensation Committee and Nominating and Governance Committee.

Item 7.01

Regulation FD Disclosure.

On January 17, 2014, the Company issued a press release announcing Mr. Roblin’s resignation and Mr. Gallego’s appointment described in Item 5.02.  A copy of the press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

Press Release, dated January 17, 2014.

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date: January 17, 2014	By:	/s/ Ann F. Massey
Ann F. Massey, Chief Financial Officer